UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2016

LIFEAPPS BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54867	80-0671280
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

Polo Plaza, 3790 Via De La Valle, #116E, Del Mar, CA 92014

(Address of principal executive offices, including zip code)

(858) 577-0500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On May 24, 2016 we granted and issued an aggregate of 15,000,000 non-statutory stock options under our 2012 Equity Incentive Plan to four persons including our Chief Executive Officer, Robert Gayman (6,000,000 options), Directors Lawrence P. Roan (3,000,000 options) and Dr. Howard Fuller (1,000,000 options) and a Consultant, Gregory P. Hanson (5,000,000 options) .Each option is exercisable to purchase one share of our common stock upon vesting at an exercise price of $0.0026 per share. The options have a term of 4 years and vest quarterly on the three, six, nine and twelve month anniversaries of the date of grant.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Form of Non-Statutory Stock Option Agreement for May 2016 Option Grants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LifeApps Brands Inc.

Date: May 27, 2016	By:	/s/Robert Gayman
	Name:	Robert Gayman
	Title:	Chief Executive Officer